UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 23, 2017

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 23, 2017, Mr. Harold R. Logan, Jr., one of the members of the Board of Directors of Graphic Packaging Holding Company (the “Company”), resigned from the Board. Mr. Logan’s resignation did not result from any disagreement with the Company or its management.

On May 24, 2017, the Board elected Mr. Peter Kelly to the Board of Directors. Mr. Kelly will serve as one of the Class III Directors, whose terms expire in 2019. Mr. Kelly is not party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 24, 2017. Of the 311,533,304 shares of common stock eligible to vote at the Annual Meeting, 287,199,237 were represented in person or by proxy. The final results of voting are as follows:

1.    Election of Directors:

Director	For	Withheld
G. Andrea Botta	263,525,520	6,415,152
Michael P. Doss	267,865,934	2,074,738
Larry M. Venturelli	267,868,106	2,072,566

2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm:

For	Against	Abstain	Broker Non-Votes
285,909,067	639,279	650,891	—

3.	Approval of the compensation paid to the Company’s named executive officers set forth in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes
262,727,821	6,463,847	749,004	17,258,565

4.	Recommend the frequency of the stockholders’ vote to approve the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain
250,507,816	31,189	18,539,735	861,932

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Senior Vice President, General
Counsel and Secretary
Date: May, 26, 2017